UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 7, 2016

STRATEGIC INTERNET INVESTMENTS, INC.

(Exact name of Registrant as specified in its charter)

Delaware	033-28188	84-1116458
(State or other jurisdiction of incorporation or organization)	Commission File Number	(I.R.S. Employer Identification No.)

Jood Palace Hotel 36-A Street Off Al Rigga Road, Suite 1058
Deira Dubai P.O. Box 42211 UNITED ARAB EMIRATES		N/A
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (971) 50-420-7360

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.02 Termination of a Material Definitive Agreement.

On November 17, 2016, the Company and the persons to whom it had issued Secured Convertible Debentures (“Debentures”) agreed to terminate the agreement for the purchase of PG Proje Geliştirme Gayrimenkul A.S., a special purpose vehicle formed in order to purchase the AkCenter Shopping Center in Ankara, Turkey (“PG Proje”). As part of this termination, the Debentures that had been issued for the purchase were canceled by mutual agreement.

Our Chief Executive Officer, Abbas Salih, is associated with several entities that own shares of PG Proje.

The Company and the other parties to the PG Proje purchase agreement mutually agreed to terminate the agreement and cancel the Debentures because of a title issue regarding the AkCenter property and the illiquidity of the Debentures.

Item 8.01 Other Events.

On July 22, 2016, the Company filed a current report on Form 8-K stating that the purchase of the AkCenter had been closed and that title to the AkCenter had been transferred to PG Proje. However, title to the property had not been transferred and therefore the acquisition was not closed. Accordingly, the Company’s filing of the July 22, 2016 Form 8-K stating that the purchase had been closed was in error.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

STRATEGIC INTERNET INVESTMENTS, INC.

Date: November 9, 2016	By:	/s/ Abbas Salih
Abbas Salih Chief Executive Officer